Exhibit 10.2

SECOND AMENDMENT AND WAIVER
TO
REVOLVING CREDIT AGREEMENT


Second Amendment and Waiver dated as of March 23, 1995, by and among M/A-COM, Inc., a Massachusetts corporation (the "Company"), THE FIRST NATIONAL BANK OF BOSTON, BAYBANK and FLEET BANK OF MASSACHUSETTS, N.A. (collectively, the "Banks" and individually, a "Bank"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent").

PRELIMINARY STATEMENT. The Company, the Banks and the Agent entered into a Revolving Credit Agreement dated as of March 15, 1994 (as amended or modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Company has informed the Banks that as a result of losses sustained by the Company, there have occurred one or more Events of Default under the Credit Agreement;

WHEREAS, the Company has requested and the Banks have agreed to waive certain Events of Default and to amend certain provisions of the Credit Agreement on the terms and subject to the provisions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

     1.1 Merger with AMP. Section 11 of the Credit Agreement is hereby amended by adding the following new Section 11.1(q) thereto:

          11.1(q) The Merger Agreement dated March 10, 1995 among the Borrower, AMP Incorporated and AMP Merger Corp. shall have been terminated by any party thereto or the Effective Time referred to in such Merger Agreement shall not have occurred on or before July 31, 1995.

Section 2 Waiver. Subject to the satisfaction of the conditions set forth in Section 3 below, the Banks hereby waive the covenants of the Company set forth in Section 8.1 (Profitability) and Section 8.4 (Consolidated Operating Cash Flow to Consolidated Total Debt Service) of the Credit Agreement solely with respect to the Company's fiscal quarter ending March 31, 1995.

Section 3. Effectiveness of Amendments and Waiver. The amendments and waiver set forth above shall become effective when the Agent shall have received the following from the Company:

     (i) this Amendment and Waiver duly executed by the Company and each of the Banks; and

     (ii) an amendment fee in an amount equal to $25,000 payable to the Agent for the pro rata account of the Banks in accordance with their respective Commitment Percentages.

Section 4. Representations and Warranties; No Default. The Company hereby warrants to the Banks and the Agent that (i) the representations and warranties made by the Company in the Credit Agreement, as amended hereby, were true and correct in all material respects when made, and continue to be true and correct in all material respects on the date hereof except to the extent that facts upon which such representations and warranties are based may in the ordinary course be changed pursuant to the transactions permitted or contemplated by the Credit Agreement, as amended hereby and except to the extent that such representations and warranties relate expressly to an earlier date, (ii) to the knowledge of the Chief Financial Officer or Treasurer of the Company, upon the effectiveness of this Amendment and Waiver there will exist no Default or Event of Default which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default and (ii) the execution and delivery by the Company of this Amendment and Waiver and the Credit Agreement as amended and modified hereby and the performance by the Company of its obligations thereunder and hereunder in accordance with their respective terms, and the borrowings and transactions contemplated hereby and thereby:

     (a) are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, and do not and will not contravene any provisions of law applicable to the Company;

     (b) do not require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to any governmental or regulatory authority, under any provisions of any laws or any governmental rules, regulations, orders or decrees applicable to and binding upon the Company except such consents as have been obtained, are in force and adequate for their purposes and copies of which have been provided to the Agent;

     (c) do not require any filing, recording or enrolling of any instrument with any governmental or regulatory authority or any political subdivision thereof except such as have been obtained, are in full force and effect and adequate for their purposes and copies of which have been provided to the Agent and the Banks;

     (d) do not contravene the terms of the Company's Articles of Organization or by-laws, or any amendment thereof;

     (e) will not conflict with or result in any breach or contravention of or in the creation of any lien, mortgage, charge, hypothecation, security interest or other encumbrance under any indenture, agreement, lease, instrument or undertaking to which the Company is a party or by which it or any of its properties, assets or rights is or will become bound or affected; and

     (f) are and will be valid and legally binding obligations of the Company and are and will be enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

Section 5.  Reference to and Effect on Credit Agreement.

     (a) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the Credit Agreement as amended and modified hereby.

     (b) Except as specifically amended and modified hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank under the Credit Agreement.

Section 6. Governing Law. This Amendment and Waiver shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth.

Section 7. Miscellaneous. The captions in this Amendment and Waiver are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment and Waiver may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one instrument. In proving this Amendment and Waiver it shall not be necessary to produce or account for more than one such counterpart.

Signed, sealed and delivered, as of the date set forth at the beginning of this Amendment and Waiver by the Company, each of the Banks and the Agent.


M/A-COM, INC.                             THE FIRST NATIONAL BANK
                                           OF BOSTON, individually
                                           and as Agent


By: /s/ Karen L. Edlund                   By: /s/ Tena C. Lindenauer
    Title: Vice President & Treasurer         Title: Vice President


BAYBANK                                   FLEET BANK OF
                                           MASSACHUSETTS, N.A.


By: /s/ Stephen C. Buzzell                By: /s/ Roger Boucher
    Title: Vice President                     Title: Vice President